Exhibit 2.2

LIST OF SCHEDULES AND EXHIBITS TO ASSET SALE AGREEMENT

OMITTED FROM THIS FILING

SCHEDULES:
Schedule1.1	Definitions and Interpretations
Schedule 2.1.1	Owned Real Property
Schedule 2.1.2	Leased Real Property
Schedule 2.1.3	Easements
Schedule 2.1.4	Coastal Pipeline
Schedule 2.1.7	Assigned Contracts
Schedule 2.1.8	Licenses & Permits
Schedule 2.1.11	Prepayments
Schedule 2.1.12	Air Pollution Control Credits
Schedule 2.1.13	Low Sulfur Gasoline Credits
Schedule 2.1.14	Miscellaneous Assets
Schedule 2.1.15(A)	Owned Intellectual Property
Schedule 2.1.15(B)	Licensed Intellectual Property
Schedule 2.2.1	Excluded Third Party Claims
Schedule 2.2.7	Excluded Contracts/Licenses
Schedule 2.2.14	Excluded Miscellaneous Assets
Schedule 2.2.15	Harbor Pipeline
Schedule 2.6.3.2	Inventory Valuation Procedures
Schedule 2.9.3	Form of Bargain and Sale Deed with a Covenant as to Grantor’s Acts
Schedule 3.1.2	Seller Required Governmental and Third Party Authorizations, Consents, or Approvals
Schedule 3.1.5	Production Volumes
Schedule 3.2.2	Buyer Required Governmental and Third Party Authorizations, Consents, or Approvals
Schedule 4.1.7.2(j)	Cogeneration Facility Agreements
Schedule 4.1.9	Compliance with Law
Schedule 4.1.10.4	Audits and Assessments
Schedule 4.1.11	Environmental Reports
Schedule 4.1.12	Litigation
Schedule 4.1.14.1	Seller Plan List
Schedule 4.1.17	Intellectual Property, Exceptions
Schedule 5.3.1	Operation of Business, Exceptions
Schedule 6.5.1	Current Employees
Schedule 6.5.2(A)	Designated Employees
Schedule 6.5.2(B)	Offers of Employment
Schedule 6.5.6	Unvested Accrued Benefits
Schedule 6.5.8	Welfare and Other Non-Pension Fringe Benefits
Schedule 6.6.2	Computer Matters
Schedule 6.12	Release and Replacement of Bonds, Guarantees, etc.
Schedule 7.1.7	Consents
Schedule 7.1.10	Essential Licenses
Schedule 7.2.6	Consents
Schedule 11.15(A)	Form of Seller Guarantor Guaranty Agreement
Schedule 11.15(B)	Form of Buyer Guarantor Guaranty Agreement

EXHIBITS:
Exhibit A	Easement Agreement
Exhibit B	Cogeneration Facility Lease Term Sheet
Exhibit C	Seller Guarantor Officer Certificate
Exhibit D	Seller Guarantor Counsel Legal Opinion
Exhibit E	Certification of Non-Foreign Status